                   SECOND AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is made effective as of the 24th day of May, 2000, by and among NOBEL LEARNING COMMUNITIES, INC. ("Nobel"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("Imagine"), MERRYHILL SCHOOLS, INC. ("Merryhill"), NEDI, INC. ("NEDI"), MERRYHILL SCHOOLS NEVADA, INC. ("Merryhill Nevada"), LAKE FOREST PARK MONTESSORI SCHOOL, INC. ("Lake Forest"), PALADIN ACADEMY, L.L.C., formerly known as Nobel Learning Solutions, L.L.C. ("Paladin"), NOBEL EDUCATION DYNAMICS FLORIDA, INC. ("Nobel Florida"), THE ACTIVITIES CLUB, INC. ("TAC") (jointly and severally, the "Borrowers") and SUMMIT BANK, as Agent and Lender ("Agent").

                                  BACKGROUND
                                  ----------

     A. Nobel, Imagine, Merryhill, NEDI, Merryhill Nevada, Lake Forest, Paladin, Nobel Florida, TAC and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated March 9, 1999 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated December 17, 1999, the "Loan Agreement").

     B. Borrowers and Agent desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

     C. Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   TES Transaction.
          ---------------

          (a) On May 23, 2000, Nobel delivered to Agent drafts of the following documents:

               (i) Credit Agreement (the "Credit Agreement") between Nobel and Total Education Solutions, Inc. ("TES");

               (ii) Agreement Regarding TES Interests ("Agreement Regarding Interests") among Nobel, TES and Nancy Lavelle;

               (iii) Securities Pledge Agreement ("Securities Pledge Agreement") between Nobel and Nancy Lavelle;

               (iv)   Warrant to Purchase Common Stock of TES (the"Warrant");
and

               (v) Employment Agreement between TES and Nancy Lavelle (the "Employment Agreement").

          (b)  Pursuant to the Credit Agreement, inter alia, (i) Nobel will
                                                 ----- ----
extend to TES the Credit Facility (as defined therein), (ii) TES and Nobel will agree that, pursuant to the terms and conditions of the Credit Agreement, the Credit Facility may be converted to Common Stock (as defined in the Credit Agreement) and (iii) Nobel will be issued the Warrant.

          (c) The obligations of TES to Nobel under the Credit Agreement will be secured by the Securities Pledge Agreement.

          (d) Without the prior written consent of Agent, Nobel will not (i) agree to any changes to the drafts of the Credit Agreement, the Agreement Regarding Interests, the Securities Pledge Agreement, the Warrant or the Employment Agreement or (ii) enter into any other agreements, if such changes or other agreements would have a material and adverse effect on the economic benefit to Nobel under the Transaction Documents or otherwise change the transactions contemplated thereunder in any material respect. Nobel will deliver to Agent true and complete copies of each of the final Transaction Documents promptly upon the execution thereof.

          (e) Subject to the terms and conditions of this Amendment, Agent consents to Nobel entering into the Credit Agreement and each of the other Transaction Documents and the compliance by Nobel with its obligations thereunder.

     2.   Advances to TES; Conversion; Warrant; Reporting.
          -----------------------------------------------

          (a) Upon request of Agent from time to time, Nobel shall advise Agent regarding the status of advances to TES under the Credit Agreement and the payments by TES with respect thereto. Upon the occurrence and during the continuance of an Event of Default, Nobel shall not make any further loans or extensions of Credit to TES under the Credit Agreement.

          (b) Nobel shall provide Agent with prompt written notice upon the conversion by Nobel of all or any portion of the Credit Facility to Common Stock or the exercise by Nobel of its rights under the Warrant.

          (c) Nobel shall deliver to Agent, promptly upon receipt thereof by Nobel, copies of all financial and other reports received by Nobel from TES.

     3.   Pledge of Additional Collateral.
          -------------------------------

          (a) As further security for the Lender Indebtedness, Nobel grants to Agent for the pro rata benefit of Lenders a security interest in and a lien upon all rights, title and interests of Nobel under the Transaction Documents, all security in connection therewith and all proceeds thereof. In connection with the foregoing, on or about the date hereof, Nobel shall deliver to Agent the original Pledged Securities (as defined in the Securities Pledge Agreement) and the original Warrant. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights and remedies available to Agent, Agent may exercise all rights and remedies available to Nobel under the Transaction Documents including, without limitation, the right to collect all sums due from TES thereunder; the right to convert all or a portion of the Credit Facility to Common Stock; and the rights under the Warrant. Agent shall not be deemed to have assumed any obligations of Nobel under the Transaction Documents.

          (b) As further security for the Lender Indebtedness, Nobel grants to Agent for the pro rata benefit of Lenders a security interest in all Common Stock acquired by Nobel and all proceeds thereof. Upon obtaining any Common Stock from time to time, Nobel shall promptly execute and deliver to Agent all such documents as Agent may require including, without limitation, the original stock certificates evidencing the Common Stock (together with blank stock powers) and an amendment to that certain Amended and Restated Securities Pledge Agreement between Agent and Nobel dated December 17, 1999 with respect thereto.

          (c) The term "Collateral" as used in the Loan Agreement shall hereafter be deemed to include, without limitation, all of the additional security described in this Amendment.

          (d) Agent acknowledges that the rights of Nobel under the Transaction Documents are subject to the Agreement Regarding Interests.

     4.   Defaults; Changes to Transaction Documents.  Nobel shall give Agent
          ------------------------------------------
prompt written notice of the failure by TES to comply with any of its obligations under the Transaction Documents and Nobel's intended course of action as result thereof. Nobel shall not enter into any modifications or amendments to the Transaction Documents, as executed, without the prior consent of Agent.

     5.   Additional Documents.  Nobel covenants and agrees to execute and
          --------------------
deliver or cause to be executed and delivered to Agent any and all documents, agreements, corporate resolutions, certificates and opinions as Agent shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith.

     6.   Further Agreements and Representations.  Borrowers do hereby:
          --------------------------------------

          (a) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          (b) covenant and agree to perform all obligations of Borrowers contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          (c) acknowledge and agree that Borrowers have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          (d) represent and warrant that no Event of Default or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          (e) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to Agent therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Borrowers to Agent under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          (f) acknowledge and agree that any Borrower's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     7.   Costs and Expenses.  Upon execution of this Amendment, Borrowers shall
          ------------------
pay to Agent, all costs and expenses incurred by Agent in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Agent's attorneys' fees and out-of-pocket expenses.

     8.   Inconsistencies.  To the extent of any inconsistency between the
          ---------------
terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

     9.   Construction.     All references to the Loan Agreement therein or in
          ------------
any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     10.  No Waiver.  Nothing contained herein and no actions taken pursuant to
          ---------
the terms hereof are intended to nor shall they constitute a waiver by Agent of any rights or remedies available to Agent at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     11.  Binding Effect.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     12.  Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     13.  Headings.  The headings of the sections of this Amendment are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

                              NOBEL LEARNING COMMUNITIES, INC.

                              By:   _________________________________
                              Name/Title: __________________________

                              IMAGINE EDUCATIONAL PRODUCTS, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              MERRYHILL SCHOOLS, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NEDI, INC.

                              By:  _________________________________
                              Name/Title:  ____________________________

                              MERRYHILL SCHOOLS NEVADA, INC.

                              By:  _________________________________
                              Name/Title:  ____________________________

                              LAKE FOREST PARK MONTESSORI SCHOOLS,
                              INC.

                              By:  _________________________________

                              Name/Title:  ____________________________



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)
                   (SIGNATURES CONTINUED FROM PREVIOUS PAGE)



                              PALADIN ACADEMY, L.L.C.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NOBEL EDUCATION DYNAMICS FLORIDA, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              THE ACTIVITIES CLUB, INC.

                              By:   ______________________________________
                              Name/Title: ________________________________

                              SUMMIT BANK

                              By:   ____________________________________
                              Name/Title: ________________________________